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EXHIBIT 11 - STATEMENTS RE: COMPUTATION OF PER SHARE EARNINGS

                     HERITAGE FINANCIAL HOLDING CORPORATION
                                 AND SUBSIDIARY

                    COMPUTATION OF EARNINGS PER COMMON SHARE



The following tabulation presents the calculation of basic and diluted earnings per common share for the three-month periods ended March 31, 2001 and 2000.


                                                                         Heritage
                                                      Consolidated       Bank Only
                                                          2001              2000
                                                    ---------------  ----------------

BASIC EARNINGS PER SHARE:
   Net income.....................................  $       418,042  $        423,058
                                                    ===============  ================

   Earnings on common shares......................  $       418,042  $        423,058
                                                    ===============  ================

   Weighted average common shares
     outstanding - basic..........................        8,476,046         7,871,443
                                                    ===============  ================

   Basic earnings per common share................  $          0.05  $          0.05
                                                    ===============  ===============

DILUTED EARNINGS PER SHARE:
   Net income.....................................  $       418,042  $        423,058
                                                    ===============  ================

   Weighted average common shares
     outstanding - diluted........................       10,429,100         9,687,558
                                                    ===============  ================

   Diluted earnings per common share..............  $          0.04  $          0.04
                                                    ===============  ===============


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